May 10, 2000

To the Board of Directors of
WULF INTERNATIONAL,  LTD

We hereby agree to the inclusion in the Form 10-KSB of Wulf International, LTD of our report dated May 10, 2000, relating to our audit of the financial statements of Wulf International, LTD. for the years ended December 31, 1999.

Sincerely,


/s/  Turner, Stone & Company, LLP
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     Turner, Stone & Company, LLP
     Certified Public Accountants
     May 10, 2000